Exhibit 99.1

Merrimack Pharmaceuticals Reports First Quarter 2015 Financial Results

CAMBRIDGE, Mass., May 7, 2015 (PR Newswire) – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer, today announced its first quarter 2015 financial results. Merrimack will host a live conference call and webcast today, Thursday, May 7 at 4:30 p.m., Eastern time, to provide an update on Merrimack’s progress as well as a summary of these results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 34571198. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, http://investors.merrimackpharma.com, and a replay of the call will be archived there for six weeks following the call.

Key Recent Events

•	Completion of submission of a New Drug Application to the U.S. Food and Drug Administration (FDA) for MM-398;

•	Filing of a Marketing Authorization Application to the European Medicines Agency for MM-398 by Baxter;

•	Initiation of a randomized, double-blinded, placebo-controlled Phase 2 clinical trial of MM-141 in combination with nab-paclitaxel and gemcitabine, versus nab-paclitaxel and gemcitabine alone, in front-line metastatic pancreatic cancer with patients with high serum levels of free IGF-1; and

•	Presentation of preclinical and clinical data on MM-302, MM-141, MM-121 and MM-131 at the 2015 American Association for Cancer Research Annual Meeting in Philadelphia, including oral presentations on Phase 1 clinical trials of both MM-302 and MM-141.

Upcoming Milestones

Merrimack anticipates the following clinical milestones in 2015:

•	Initiation of a clinical trial of MM-398 in front-line metastatic pancreatic cancer;

•	Initiation of a clinical trial of MM-398 in front-line HER2-negative gastric cancer;

•	Continued enrollment in HERMIONE, a Phase 2 clinical trial designed to support a potential Accelerated Approval application to the FDA for MM-302 in patients with HER2-positive metastatic breast cancer; and

•	Continued enrollment in a Phase 2 clinical trial of MM-121 in patients with heregulin positive, locally advanced or metastatic non-small cell lung cancer.

First Quarter 2015 Financial Results

Net loss for the first quarter of 2015 was $34.4 million, or basic and diluted net loss per share available to common stockholders of $0.32, compared with net loss for the first quarter of 2014 of $27.8 million, or basic and diluted net loss per share available to common stockholders of $0.27. This increase in net loss was primarily attributable to the following factors:

•	$5.4 million of increased research and development expense primarily associated with $4.0 million of increased expenses related to MM-398 and $2.1 million of increased expenses related to preclinical, general research and discovery activities; and

•	$3.0 million of increased general and administrative expense primarily attributable to increased infrastructure and personnel costs as Merrimack prepares for the potential commercialization of its product candidates and increased facility-related costs.

These increases in expenses were partially offset by $1.8 million of increased collaboration revenues primarily attributable to $14.8 million of revenue recognized related to Merrimack’s collaboration with Baxter, which was entered into during the third quarter of 2014, offset by decreased revenue due to the termination of Merrimack’s collaboration with Sanofi effective December 17, 2014.

Exhibit 99.1

Financial Outlook

Merrimack expects to be able to fund operations into 2016 through its unrestricted cash and cash equivalents and available-for-sale securities of $91.8 million as of March 31, 2015, anticipated cost sharing reimbursements from Baxter and the anticipated receipt of $66.5 million of net milestones related to MM-398 from Baxter in 2015, after offsetting payments to PharmaEngine. Any payments received from additional business development would further extend Merrimack’s cash runway.

Upcoming Investor Conferences

Merrimack will attend the following investor conferences this summer:

•	Jefferies’ 2015 Global Healthcare Conference on Tuesday, June 2 in New York;

•	Cantor Fitzgerald Healthcare Conference on Wednesday, July 8 in New York; and

•	BMO Capital Markets 3rd Annual Biotech Corporate Access Day on Tuesday, July 28 in Boston.

Live webcasts of the presentations at the Jefferies and Cantor Fitzgerald conferences can be accessed by visiting the Investors section of Merrimack’s website at http://investors.merrimackpharma.com. A replay of the webcasts will be archived there for two weeks following each presentation.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack seeks to gain a deeper understanding of underlying cancer biology through its systems biology-based approach and develop new insights, therapeutics and diagnostics to improve outcomes for cancer patients. Merrimack has multiple oncology therapeutics in clinical development and additional candidates in late stage preclinical development. Merrimack has submitted a New Drug Application for its lead product candidate, MM-398, for the treatment of patients with metastatic adenocarcinoma of the pancreas who have been previously treated with gemcitabine-based therapy. For more information, please visit Merrimack’s website at www.merrimackpharma.com or connect on Twitter at @MerrimackPharma.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the timing of initiation of new clinical trials, the continued enrollment in clinical trials, expectations regarding the sufficiency of Merrimack’s financial resources to fund operations, potential additional business development and Merrimack’s presentations at upcoming investor conferences. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s product candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 27, 2015 and other reports Merrimack files with the SEC.

Exhibit 99.1

Merrimack Pharmaceuticals, Inc.
Condensed Consolidated Statement of Comprehensive Loss (unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2015	2014

Collaboration revenues	$14,842	$13,034

Operating expenses:

Research and development	35,679	30,324

General and administrative	9,189	6,224

Total operating expenses	44,868	36,548

Loss from operations	(30,026)	(23,514)

Other income and expense, net	(4,406)	(4,240)

Net Loss	(34,432)	(27,754)

Less: net income (loss) attributable to non-controlling interest	327	(169)

Net loss attributable to Merrimack	$(34,759)	$(27,585)

Other comprehensive gain	47	16

Comprehensive loss	$(34,712)	$(27,569)

Net loss per share available to stockholders - basic and diluted	$(0.32)	$($0.27)

Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	107,148	102,888

Exhibit 99.1

Merrimack Pharmaceuticals, Inc.
Select balance sheet data (unaudited)
	As of	As of
	March 31,	December 31,
(in thousands)	2015	2014

Cash, cash equivalents and available-for-sale securities	$91,771	$124,028
Working capital	(4,411)	20,954
Total assets	127,020	158,656
Total liabilities	255,842	260,727
Total stockholders’ deficit	(129,218)	(102,140)

Merrimack Pharmaceuticals, Inc.
Select cash flow data (unaudited)
	Three Months Ended March 31,
(in thousands)	2015	2014

Net cash used in operating activities	$(35,079)	$($31,387)
Net cash provided by investing activities	23,959	31,064
Net cash provided by financing activities	4,265	2,134

Net increase (decrease) in cash	(6,855)	1,811

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

Merrimack

617-441-7602

ggrande@merrimackpharma.com

Media Contact:

Dana Robie

Merrimack

617-441-7408

drobie@merrimackpharma.com